Exhibit 99.1

Mersana Appoints David A. Spellman as Chief Financial Officer

CAMBRIDGE, Mass., March 12, 2018 — Mersana Therapeutics, Inc. (NASDAQ:MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody drug conjugates (ADCs) based on its Dolaflexin® and other proprietary platforms, today announced that David A. Spellman has joined the company as Chief Financial Officer. Mr. Spellman brings two decades of strategic and operational finance experience in fast growing companies.

“I am pleased to welcome David to the Mersana team at this critical time in the company’s evolution as we advance our ADC clinical oncology programs and get closer to reaching patients with our medicines,” said Anna Protopapas, President and CEO, Mersana Therapeutics. “David’s proven leadership and experience in building global finance organizations to support aggressive growth will be critical as Mersana progresses our proof of concept clinical studies and scales up the organization for registration enabling studies.”

Mr. Spellman joins Mersana from Vertex where he has spent the past 12 years in roles of increasing responsibility across all aspects of their finance function. Most recently, he served as Vice President of Corporate, Commercial and International Finance responsible for global financial planning across the company.  Prior to this role, Mr. Spellman spent two years in London as Vice President of International Finance and Accounting responsible for building the financial infrastructure to support Vertex’s rapid international expansion. In this role Mr. Spellman helped establish Vertex’s international headquarters, business operations and integrated finance teams in over a dozen countries and gain market access for Kalydeco® and Orkambi®. Prior to assuming the International Finance role, Mr. Spellman was Vice President of Accounting responsible for all aspects of global accounting and reporting for Vertex. Earlier in his career at Vertex, he was also instrumental in developing the financial tools to support the company’s business development and portfolio management decisions. Mr. Spellman also served in various financial management positions at Millennium Pharmaceuticals, most notably as a member of the VELCADE® commercial launch team, where he coordinated budgets and launch activities.

“I look forward to becoming part of Mersana’s leadership team at this exciting time and helping the team deliver on its vision for developing medicines for cancer patients,” said David A. Spellman. “I am impressed with the depth of research and development productivity that Mersana has achieved in such a short period of time and I am excited about the potential to advance these scientific breakthroughs.”

About Mersana Therapeutics
Mersana Therapeutics is a clinical-stage biopharmaceutical company using its differentiated and proprietary ADC platforms to develop highly targeted drugs with increased tolerability and expanded opportunities to deliver meaningful clinical benefit to patients.  Mersana’s lead product candidate, XMT-1522, is in Phase 1 clinical trials in patients with advanced tumors expressing HER2, including breast cancer, non-small-cell-lung-cancer (NSCLC) and gastric cancer patients. The Company’s second product candidate, XMT-1536, is in Phase 1 clinical trials in patients with tumors expressing NaPi2b, including ovarian cancer, NSCLC and other cancers. In addition, multiple partners are using Mersana’s platform to advance their ADC pipelines.

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of federal securities laws.  These forward-looking statements are not statements of historical facts and are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the design of its clinical trials. Forward-looking statements generally can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this presentation. The Company’s operations involve risks and uncertainties, many of which are outside its control, and any one of which, or combination of which, could materially affect its results of operations and whether the forward-looking statements ultimately prove to be correct.  Factors that may materially affect the Company’s results of operations include, among other things, that preclinical testing may not be predictive of the results or success of ongoing or later preclinical or clinical trials and that the development of the Company’s product candidates will take longer and/or cost more than planned, as well as those listed in the Company’s Quarterly Report on Form 10-Q filed on November 13, 2017 with the Securities and Exchange Commission (“SEC”). Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Copies of the Company’s our Quarterly Report on Form 10-Q and our other SEC filings are available by visiting EDGAR on the SEC website at http://www.sec.gov.

Contacts:

Media Contact
Paul Kidwell, 617-680-1088
paulkidwell@mersana.com

or

Investor Contact
Stern Investor Relations, Inc.
Christina Tartaglia, 212-362-1200
christina@sternir.com